UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 900 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2016, Atara Biotherapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.  A more complete description of each matter is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”).

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Matthew K. Fust	21,538,360	2,695,883	1,725,848
Joel S. Marcus	22,397,198	1,837,045

The Company’s stockholders elected each of the two nominees for director to serve until the 2019 annual meeting of stockholders and until his respective successor is elected.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions
25,958,376	1,703	12

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	Approval of the Amended and Restated Equity Incentive Plan

For	Against	Abstentions	Broker Non-Votes
18,458,319	5,775,173	751	1,725,848

The Company’s stockholders approved the Company’s Amended and Restated 2014 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,000,000 shares and to make certain other changes thereto as described in the Proxy Statement.

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ John F. McGrath, Jr.
John F. McGrath, Jr.
Chief Financial Officer

Date:   June 24, 2016